UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 28, 2026

Magnolia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-56719	99-2913448
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2900 Clearview Parkway, Metairie, Louisiana	70006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 455-2444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Pursuant to a planned leadership transition, Michael L. Hurley, Chairman, President and Chief Executive Officer of Magnolia Bancorp, Inc. (the “Company”) and its wholly owned subsidiary Mutual Savings and Loan Association (the “Association”), informed the Board of Directors on May 28, 2026 that he was voluntarily relinquishing his titles as President and Chief Executive Officer of both the Company and the Association effective as of June 1, 2026. Mr. Hurley, who is currently age 78, had served as President and Chief Executive Officer of the Association since 1984 and of the Company since its formation in May 2024. Because Mr. Hurley will continue to be actively involved with both the Company and the Association, the Board of Directors appointed him as Executive Chair of both the Company and the Association. Mr. Hurley agreed to reduce his salary effective as of June 1, 2026 from $295,620 to $175,000 to reflect his reduced responsibilities and to help offset the salary of his successor. The Board of Directors thanks Mr. Hurley for his four decades of service to the Association.

(c)
On May 28, 2026, both the Company and the Association appointed Robert W. Kimbro as their President and Chief Executive Officer effective as of June 1, 2026. Mr. Kimbro, a certified public accountant, age 68, was previously a co-owner of SageWay LLC from 2020 to 2026, which was based in New Orleans, Louisiana and was primarily focused on assisting businesses with transitional and growth strategies. While at SageWay, Mr. Kimbro provided services to the Association in 2021 and to both the Company and the Association from June 2025 through May 2026. Prior to SageWay, Mr. Kimbro was a partner with Ernst & Young, an international public accounting firm, and served as the managing partner for the New Orleans office from 2005 until June 2017. Mr. Kimbro retired from Ernst & Young in June 2018 after more than 38 years in public accounting. During his career in public accounting, he served a variety of industries including financial institutions from the early 1980’s through 2015. Mr. Kimbro’s initial annual base salary is $175,000.

There were no arrangements or understandings with Mr. Kimbro pursuant to which he was selected as an officer, and Mr. Kimbro is not related to any director or executive officer of the Company or the Association. Neither the Company nor the Association had any transactions with Mr. Kimbro since the beginning of the Company’s last fiscal year that trigger disclosure obligations.

Item 5.07         Submission of Matters to a Vote of Security Holders

(a)	An Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 28, 2026.

(b)
There were 832,288 shares of common stock of the Company eligible to be voted at the Annual Meeting and 591,025 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes for each proposal were as follows:

1.	Election of directors for a three-year term:

	For	Withheld	Broker Non-votes
John H. Andressen	445,969	12,300	132,756
Peyton B. Burkhalter	445,969	12,300	132,756

2.	To ratify the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

For	Against	Abstain
519,701	70,599	725

At the Annual Meeting, the shareholders of the Company elected each of the nominees as director and adopted the proposal to appoint the Company’s independent registered public accounting firm.

Item 7.01         Financial Statements and Exhibits

On June 1, 2026, the Company issued a press release announcing the planned leadership transition described above. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01         Regulation FD Disclosure

(d)         Exhibits

Exhibit No.	Description
99.1 104	Press release dated June 1, 2026 Cover Page Interactive Data (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA BANCORP, INC.

Date: June 1, 2026	By:	/s/ Robert W. Kimbro
Robert W. Kimbro
President and Chief Executive Officer

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